UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2024

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission

File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 2, 2024, AGL Private Credit Income Fund (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of 629,673.36 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate offering price of $16,000,000. The sale closed on December 16, 2024.

The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to stockholders.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 17, 2024,

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer